Exhibit 95

Mine Safety Disclosure

The following disclosures are provided pursuant to Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 104 of Regulation S-K, which require certain disclosures by companies required to file periodic reports under the Securities Exchange Act of 1934, as amended, that operate mines regulated under the Federal Mine Safety and Health Act of 1977.

During the third quarter of 2012, for each coal mine we operated: the total number of violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under Section 104 of the Mine Act for which we received a citation from the Mine Safety and Health Administration (“MSHA”) was nine (9) as shown in the following Table OXF-MSHA-1; the total number of orders issued under Section 104(b) of the Mine Act was zero (0); the total number of citations and orders for unwarrantable failure to comply with mandatory health or safety standards under Section 104(d) of the Mine Act was zero (0); the total number of flagrant violations under Section 110(b)(2) of the Mine Act was zero (0); the total number of imminent danger orders issued under Section 107(a) of the Mine Act was zero (0); the total dollar value of the proposed assessments from MSHA under the Mine Act was $11,941; and the total number of mining-related fatalities was zero (0). In addition, no coal mine of which we were the operator received written notice from MSHA of a pattern of violations, or the potential to have such a pattern, of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under Section 104(e) of the Mine Act. The legal actions pending before the Federal Mine Safety and Health Review Commission (the “Commission”) are shown in the following Table OXF-MSHA-2.

TABLE: OXF-MSHA-1

Quarter Ended September 30, 2012

Mining Complex	(A) Section 104	(B) Section 104(b)	(C) Section 104(d)	(D) Section 110(b)(2)	(E) Section 107(a)	(F) Proposed Assessments	(G) Fatalities	(H) Pending Legal Action
Cadiz	3	—	—	—	—	$400	—	1
Tuscarawas County	2	—	—	—	—	$424	—	—
Belmont County	—	—	—	—	—	$262	—	4
Plainfield	1	—	—	—	—	$100	—	—
New Lexington	—	—	—	—	—	$8,658	—	—
Harrison	—	—	—	—	—	$1,330	—	3
Noble County	1	—	—	—	—	—	—	—
Muhlenberg County	2	—	—	—	—	$767	—	7
Totals	9	—	—	—	—	$11,941	—	15

(A)	The total number of violations of mandatory health or safety standards that could significantly and substantially (“S&S”) contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act (30 U.S.C. 814) for which the operator received a citation from MSHA.
(B)	The total number of orders issued under section 104(b) of the Mine Act (30 U.S.C. 814(b)).
(C)	The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act (30 U.S.C. 814(d)).
(D)	The total number of flagrant violations under section 110(b)(2) of the Mine Act (30 U.S.C. 820(b)(2)).
(E)	The total number of imminent danger orders issued under section 107(a) of the Mine Act (30 U.S.C. 817(a)).
(F)	The total dollar value of proposed assessments from MSHA under the Mine Act (30 U.S.C. 801 et seq.). Includes proposed assessments for non-S&S citations.
(G)	The total number of mining-related fatalities.
(H)	The number of legal actions pending before the Commission involving such coal or other mine. See Table OXF-MSHA-2 below for information regarding pending legal actions.

TABLE: OXF-MSHA-2

Legal Actions Pending as of September 30, 2012

DOCKET NUMBER MSHA MINE NAME OXFORD MINE COMPLEX/NAME MSHA ID NUMBER	CITATION NO.	DATE ISSUED	PROPOSED CIVIL PENALTY ASSESSMENT	STATUS
LAKE 2012-131 Sexton 2 Pit Harrison 33-04577	8040748	9/9/2011	$425	Citation for lack of handrail on both sides of steps leading to grease and oil storage trailer. An Answer to Petition was timely filed January 10, 2012. The parties reached a settlement modifying the citation to non-S&S/unlikely and reduced the penalty to $340. The Secretary filed a Motion for Order Approving Settlement on June 6, 2012, which is pending approval of Administrative Law Judge Robert J. Lesnick.

LAKE 2012-319 Oxford Loading Dock Belmont 33-02937	8035306 8035307 8035308 8035309 8035310	6/22/2011	$2,984	Five citations issued in connection with a contractor’s employee who fell from an elevated platform. A Petition for Assessment was filed by the Secretary on April 26, 2012, and the Answer was timely filed May 25, 2012.

LAKE 2012-482-R; LAKE 2012 483-R; LAKE 2012-484-R Rice #1 Strip Belmont 33-00965	7115094 7115095 7115096	2/28/2012 2/28/2012 2/28/2012	n/a	Two citations and one order issued February 28, 2012, in connection with a truck operator working under the bed of a truck while the bed was in the raised position. Oxford contested Order No. 7115094 and Citations No. 7115095 and 7115096 as Contestant in these matters.

LAKE 2012-571 Rice #1 Strip Belmont 33-00965	7114872 7114877 7114873 7114874 7114875 6603798 6603799 7114887 7114878 7106175 7106176 7106177	2/23/2012	$5,323	Thirteen citations issued in connection with four mobile loading and hauling vehicles, one auger, one drill and two areas where combustible materials had accumulated. A Petition for Assessment was filed by the Secretary on May 11, 2012, and the Answer was timely filed May 30, 2012.
	7115103	3/9/2012

LAKE 2012-646 Sexton 2 Pit Harrison 33-04577	7115108 7115109 7115119 7115121 7115122 7115123	3/15/2012 3/17/2012	$1,140	Six citations issued in connection with two drills (one with a damaged hose and one with a damaged cable); one cable truck (work tie rod); an area where combustible materials had accumulated around an end loader and two incidents where life jackets were not provided at water holes in the pit surface. A Petition for Assessment was filed by the Secretary on July 9, 2012 and the Answer was timely filed July 24, 2012.

TABLE: OXF-MSHA-2

Legal Actions Pending as of September 30, 2012

DOCKET NUMBER MSHA MINE NAME OXFORD MINE COMPLEX/NAME MSHA ID NUMBER	CITATION NO.	DATE ISSUED	PROPOSED CIVIL PENALTY ASSESSMENT		STATUS
LAKE 2012-647 Rice #1 Strip Belmont 33-00965	7115095 7115096 7115281	2/28/2012 3/27/2012		$7,411	See description of LAKE 2012-483-R and LAKE 2012-484-R above regarding Citations 7115095 and 7115096. Citation 7115281 was issued in connection with dust control measures on the main haul road. A Petition for Assessment was filed by the Secretary on July 9, 2012, and the Answer was timely filed on July 20, 2012.

LAKE 2012-648 Snyder Mine Cadiz 33-04414	7114893 7115120 7115241 7115243 7115244 7115247	3/17/2012 3/21/2012 3/22/2012		$2,708	Citations issued regarding a rock truck with a worn tire; a rock truck with a broken step; two front end loaders and a dozer with accumulations of combustible materials; and an accumulation of aerosol cans in fuel and storage area. A Petition for Assessment was filed by the Secretary on July 9, 2012, and the Answer was timely filed on July 20, 2012.

LAKE 2012-843 Sexton 2 Pit Harrison 33-04577	7103229 7103230 7103233 7103232	1/11/2012		$1,230	Citations were issued in connection with 2 service trucks that had accumulations of combustible materials and holes in the guarding of a coal crusher drive sprocket and a tail roller. A Petition for Assessment was filed by the Secretary on September 24, 2012, and the Answer was filed October 1, 2012.

KENT 2012-1 Halls Creek Muhlenberg County 15-18134	7657071	7/18/2011		$2,901	Citation issued regarding the dust collection system on a highwall drill with excessive visible dust. The citation was timely contested. Administrative Law Judge Robert J. Lesnick was assigned to the case. A Petition for Assessment was filed by the Secretary on February 9, 2012, and the Answer was timely filed February 27, 2012. On May 21, 2012 the parties reached a proposed settlement reducing the assessment to $2,500, which settlement is subject to approval by Administrative Law Judge Robert J. Lesnick.

KENT 2012-2 Rose France Muhlenberg County 15-19466	8503506 7657069	6/1/2011 7/5/2011	$ $	1,657 499	Citations issued regarding a haul truck with inside steel cords protruding through the sidewall, and a highwall drill with safety violations not recorded in pre-operation exam book. The citations were timely contested. Administrative Law Judge Robert J. Lesnick was assigned to the case. A Petition for Assessment was filed by the Secretary on February 8, 2012, and the Answer was timely filed February 27, 2012. On May 21, 2012 the parties reached a proposed settlement reducing the assessment on citation 8503506 from $1,657 to $500, which settlement is subject to approval by Administrative Law Judge Robert J. Lesnick.

TABLE: OXF-MSHA-2

Legal Actions Pending as of September 30, 2012

DOCKET NUMBER MSHA MINE NAME OXFORD MINE COMPLEX/NAME MSHA ID NUMBER	CITATION NO.	DATE ISSUED	PROPOSED CIVIL PENALTY ASSESSMENT	STATUS
KENT 2012-233 Rose France Muhlenberg County 15-19466	7657085	8/30/2011	$392	Citation issued regarding Mack Water Truck with rusted exhaust pipe. A Petition for Assessment was filed by the Secretary on April 2, 2012, and the Answer was timely filed May 3, 2012. On May 21, 2012 the parties reached a proposed settlement reducing the assessment to $275, which settlement is subject to approval by the Administrative Law Judge.

KENT 2012-750 Schoate Prep Plant Muhlenberg County 15-19365	7657266	1/19/2012	$392	Citation issued regarding accumulation of coal, coal dust and float coal dust on and around raw coal crusher hopper. A Petition for Assessment was filed by the Secretary on June 27, 2012, and the Answer was timely filed July 24, 2012. On July 20 the parties proposed to settle the matter for a reduced penalty of $100 and a modification of the citation from reasonably likely to unlikely.

KENT 2012-763 Halls Creek Mine Muhlenberg County 15-18134	7657165	1/11/2012	$540	Citation issued regarding a leaking fuel injector on a bulldozer. A Petition for Assessment was filed by the Secretary on June 27, 2012, and the Answer was timely filed July 24, 2012. On July 20 the parties proposed to settle the matter for a reduced penalty of $432.

KENT 2012-1171 Rose France Mine Muhlenberg County 15-19466	7657277 7657280	3/6/2012 3/7/2012		Citation issued for inadequate guarding on alternator and air conditioner belts and pulleys on highwall drill. Citation issued for haul truck with oil leaking from brake housing area. On July 17, 2012, the Secretary requested a 90-day extension in which to file the Petition for Assessment of Civil Penalty.

KENT 2012-1508 Halls Creek Mine Muhlenberg County 15-18134	8507007 8509238 8509239	6/19/2012		Three citations issued: one in connection with brakes on a Mack lube truck; and two in connection with Mack service truck with front brake push rods that showed excessive travel and air leaks when service brake applied. On September 11, 2012, the Secretary requested a 90-day extension in which to file the Petition for Assessment of Civil Penalty.